UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 20, 2019

Aerohive Networks, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36355	20-4524700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1011 McCarthy Boulevard
Milpitas, California 95035
(Address of Principal Executive Offices including Zip Code)
(408) 510-6100
(Registrant’s telephone number, including area code)
Steve Debenham, Vice President, General Counsel and Secretary
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Election of Directors.

Appointment of Director
On March 20, 2019, the Board expanded from seven to eight the number of authorized directors of the Board and appointed Ingrid Burton to serve as a member of the Board and its Compensation Committee. Ms. Burton was appointed as a Class II director to serve until the 2019 annual meeting of stockholders, or until a successor is duly elected and qualified.
Ms. Burton currently serves as the Chief Marketing Officer at H2O.ai, an open source AI and machine learning technology company, which position she assumed as of February 2018. Previously, from July 2015 to March 2017, Ms. Burton was Chief Marketing Officer of Hortonworks, a data software company. From January 2013 to June 2015, Ms. Burton was S.V.P. for Technology and Innovation Marketing with SAP, a global software company. Ms. Burton previously held chief marketing officer positions with Silver Spring Networks and Plantronics, and held various executive and senior management positions over 20 years with Sun Microsystems involved with corporate marketing and branding. Ms. Burton holds a B.A. in Mathematics with a focus in Computer Science from San Jose State University. As provided under the Company’s Outside Director Compensation Policy (the “Director Compensation Policy”), Ms. Burton automatically received upon her appointment an award in the form of restricted stock units, with a value equal to $200,000, with one third of the shares subject to the award vesting on each anniversary of the award’s grant date, provided that Ms. Burton remains a service provider through the applicable vesting date. Ms. Burton will also earn annual cash retainer fees for her service on the Board and its committees as provided under the Director Compensation Policy. In addition, it is expected that Ms. Burton will execute the Company’s standard form of indemnification agreement.
There are no arrangements or understandings between Ms. Burton and any other persons pursuant to which she was selected as a director, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended , nor are any such transactions currently proposed. There are no family relationships between Ms. Burton and any director or executive officer of the Company.
On March 20, 2019, the Company issued a press release announcing the appointment. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Aerohive Networks, Inc. dated March 20, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROHIVE NETWORKS, INC.

By:	/s/ Steve Debenham
Steve Debenham
Vice President, General Counsel & Secretary
Date: March 22, 2019